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Exhibit 99.1

Consolidated Financial Statements

InteCap, Inc. and Subsidiaries

Years ended December 31, 2003 and 2002
with Report of Independent Auditors

InteCap, Inc. and Subsidiaries

Consolidated Financial Statements

Years ended December 31, 2003 and 2002

Report of Independent Auditors

The Board of Directors
InteCap, Inc.

        We have audited the accompanying consolidated balance sheets of InteCap, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of InteCap, Inc. and Subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

        The accompanying financial statements have been prepared assuming that InteCap, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring losses and has a working capital deficiency. In addition, the Company has $31.8 million in long-term debt that is due for repayment in 2004, and the Company has yet to refinance such debt. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and the classifications of liabilities that may result from the outcome of this uncertainty.

        As discussed in Notes 4 and 7 to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill and other intangible assets.

/s/ Ernst & Young, LLP

March 15, 2004,
except for Note 16, as to which the date is
March 18, 2004

InteCap, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in Thousands, Except Per Share Data)

	December 31
	2003	2002
		(Restated)
Assets
Current assets:
Cash and cash equivalents	$13,377	$7,846
Accounts receivable, net of allowance of $2,387 and $2,384 at December 31, 2003 and 2002, respectively	10,486	10,797
Unbilled work in process, net of allowance of $832 and $2,102 at December 31, 2003 and 2002, respectively	5,362	7,459
Prepaid expenses and other current assets	664	823

Total current assets	29,889	26,925
Property and equipment, net	1,076	1,755
Intangible assets, net:
Goodwill	9,110	12,387
Other intangible assets	—	522
Unearned compensation	—	1,859
Other assets	95	208

Total assets	$40,170	$43,656

Liabilities and stockholders' equity (deficit)
Current liabilities:
Note payable to bank	$12,576	$12,755
Current maturities of long-term debt	19,236	22,518
Accounts payable	294	360
Accrued expenses and other current liabilities	11,223	10,090

Total current liabilities	43,329	45,723
Interest rate swap	—	176
Stockholders' equity (deficit):
Redeemable preferred stock: Class A redeemable preferred stock, 5% cumulative, $.01 par value, $1,000 redemption value; 60,000 shares authorized, 25,989 shares issued and outstanding	30,376	28,020
Common stock:
Class A: $.01 par value; 40,000,000 shares authorized, 15,609,101 and 16,749,322 shares issued and outstanding at December 31, 2003 and 2002, respectively	156	168
Class B convertible common stock: $.01 par value; 1 share authorized, issued, and outstanding	—	—
Additional paid-in capital	1,829	2,741
Accumulated deficit	(35,448)	(33,055)
Unearned compensation	(72)	(117)

Total stockholders' equity (deficit)	(3,159)	(2,243)

Total liabilities and stockholders' equity (deficit)	$40,170	$43,656

See notes to consolidated financial statements.

InteCap, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in Thousands)

	Year ended December 31
	2003	2002
		(Restated)
Revenues before out-of-pocket expenses	$55,296	$56,179
Out-of-pocket expenses	2,409	2,068

Revenues including out-of-pocket expenses	57,705	58,247
Cost and expenses:
Office expenses	33,758	38,141
General and administrative expenses	14,775	11,810
Depreciation and amortization expenses	1,518	1,821
Amortization of unearned compensation	1,936	5,564
Loss on sale of Atlanta and Los Angeles assets	3,983	—
Restructuring expenses	420	914

Income (loss) from operations	1,315	(3)
Interest expense, net	1,861	2,228
Loss on interest rate swap	—	97

Loss before income taxes	(546)	(2,328)
Income tax expense (benefit)	241	(8)

Net loss	$(787)	$(2,320)

See notes to consolidated financial statements.

InteCap, Inc. and Subsidiaries

Consolidated Statements of Stockholders' Equity (Deficit)

(Dollars in Thousands)

	Class A Redeemable Preferred Stock		Common Stock
			Class A Shares	Class A Par Value	Class B Shares	Class B Par Value	Additional Paid-In Capital	Accumulated Deficit	Unearned Compensation	Stockholder's Equity (Deficit)
	Shares	Amount
Balance, January 1, 2002 (restated)	25,989	$25,739	16,709,322	$168	1	$—	$3,528	$(29,288)	$(235)	$(88)
Issuance of Class A common stock as unearned compensation	—	—	190,000	2	—	—	17	—	(19)	—
Cancellation of Class A common stock	—	—	(150,000)	(2)	—	—	2	—	—	—
Amortization of unearned compensation	—	—	—	—	—	—	—	—	137	137
Accretion of Class A redeemable preferred stock	—	806	—	—	—	—	(806)	—	—	—
Dividends on redeemable preferred stock	—	1,475	—	—	—	—	—	(1,475)	—	—
Currency translation adjustments	—	—	—	—	—	—	—	28	—	28
Net loss (restated)	—	—	—	—	—	—	—	(2,320)	—	(2,320)

Balance, December 31, 2002 (restated)	25,989	28,020	16,749,322	168	1	—	2,741	(33,055)	(117)	(2,243)
Issuance of Class A common stock as unearned compensation	—	—	453,798	4	—	—	41	—	(45)	—
Issuance of Class A common stock	—	—	550	—	—	—	—	—	—	—
Cancellation of Class A common stock	—	—	(778,700)	(8)	—	—	(70)	—	8	(70)
Repurchases of Class A common stock	—	—	(815,869)	(8)	—	—	(77)	—	43	(42)
Amortization of unearned compensation	—	—	—	—	—	—	—	—	39	39
Accretion of Class A redeemable preferred stock	—	806	—	—	—	—	(806)	—	—	—
Dividends on redeemable preferred stock	—	1,550	—	—	—	—	—	(1,550)	—	—
Currency translation adjustments	—	—	—	—	—	—	—	(56)	—	(56)
Net loss	—	—	—	—	—	—	—	(787)	—	(787)

Balance, December 31, 2003	25,989	$30,376	15,609,101	$156	1	$—	$1,829	$(35,448)	$(72)	$(3,159)

See notes to consolidated financial statements.

InteCap, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Year ended December 31
	2003	2002
		(Restated)
Operating activities
Net loss	$(787)	$(2,320)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,065	983
Amortization of intangible assets	453	838
Amortization of unearned compensation	1,936	5,564
Amortization of debt issuance costs	320	320
Loss on sale of Atlanta and Los Angeles assets, net	3,983	—
Loss on interest rate swap	—	97
Changes in operating assets and liabilities:
Accounts receivable, net	(613)	1,626
Unbilled work in process	2,269	(1,923)
Prepaid and other assets	(48)	(105)
Accounts payable	(71)	(304)
Accrued liabilities	1,189	2,222

Net cash provided by operating activities	9,696	6,998
Investing activities
Acquisitions of businesses	(285)	(252)
Proceeds on sale of assets	201	—
Purchases of property and equipment	(479)	(406)

Net cash used in investing activities	(563)	(658)
Financing activities
Proceeds from notes payable and long-term debt	—	1,200
Repayment of notes payable and long-term debt	(3,461)	(4,472)
Repurchases of common stock	(85)	—
Effect of exchange rate changes on cash and cash equivalents	(56)	28

Net cash used in financing activities	(3,602)	(3,244)

Net increase in cash and cash equivalents	5,531	3,096
Cash and cash equivalents, beginning of year	7,846	4,750

Cash and cash equivalents, end of year	$13,377	$7,846

Supplemental cash flow information
Interest paid	$1,766	$2,511
Income taxes paid	71	61
Schedule of noncash investing and financing activities:
Common stock issued to employees	33	19

See notes to consolidated financial statements.

InteCap, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands)

1. Description of Business

        InteCap, Inc. ("InteCap" or the "Company," formerly TDRC Group, Inc.), a Delaware corporation, is an international consulting firm which specializes in advising clients on matters related to intellectual property portfolio management, intellectual property dispute and litigation support services, licensing, economics, construction, and general business dispute and litigation support services. The Company has offices in Europe and in the United States in Boston, Chicago, Houston, London, New York, Silicon Valley, and Washington D.C. Services are provided to a broad array of customers including businesses, law firms, academic institutions, research organizations, not-for-profit entities, and government organizations.

2. Going Concern

        The accompanying financial statements have been prepared assuming that InteCap, Inc. and its subsidiaries will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses and has a working capital deficiency of $13,440 at December 31, 2003. In addition, as discussed in Note 10, the Company has $31,812 in long-term debt that is due for repayment in 2004. The Company has amended its current credit facility to extend the facility to May 30, 2004. Management is currently in negotiations for the sale of the Company (see Note 16). If the Company is unable to consummate such sale, the Company will need to extend or replace its credit facility.

3. Restatement of Previously Issued Financial Statements

        Subsequent to the issuance of the Company's 2002 financial statements, the Company's management determined that an accrual for certain fees owed to GTCR pursuant to a Professional Services Agreement had not been properly recorded. As a result, the 2002 financial statements have been restated from the amounts previously reported, as follows:

	Net Loss	Accumulated Deficit
January 1, 2002:
As originally stated	*	$(28,628)
Adjusted for management fee	*	(660)

Restated at January 1, 2002	*	(29,288)
Year ended December 31, 2002:
As originally stated	$(2,170)	(32,245)
Adjusted for management fee	(150)	(810)

Restated at December 31, 2002	$(2,320)	$(33,055)

*Not applicable.

4. Summary of Significant Accounting Policies

Consolidation and Basis of Presentation

        The consolidated financial statements of the Company include the accounts of InteCap and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

Revenue Recognition

        Revenues from most engagements are recognized as services are provided based upon hours worked and contractually agreed-upon billing rates. Amounts earned under contracts in process but not billed are recorded as unbilled work in progress and as revenues in the periods in which they are earned under the terms of the contracts. A reserve is recorded as an offset to revenue for any amounts considered unbillable. Certain contingent revenues, which are earned based upon satisfaction of contingencies or upon completion of specified milestone events, are recognized when the contingencies have been satisfied or milestones attained.

        The Company has a client operating under bankruptcy protection for which a portion of the unbilled work in progress is not immediately recognized into revenue. The revenues on this project are subject to review by a bankruptcy review board that approves the fees, which may be an amount, lower than total fees billed. Due to this uncertainty, the Company reserves a portion of all fees generated on this project until the point in time that these reviews are completed.

        In accordance with Emerging Issues Task Force (EITF) No. 01-14, Income Statement Characterization of Reimbursements Received for "Out-of-Pocket" Expenses Incurred, reimbursements for out-of-pocket expenses such as travel, charges for support staff and outside contractors are characterized as revenue in the statement of operations.

Cash and Cash Equivalents

        Cash and cash equivalents consist of cash and highly liquid investments with an original maturity of three months or less.

Property and Equipment

        Property and equipment are recorded at cost. Depreciation on property and equipment is computed under the straight-line method over the following useful periods:

Computer and network equipment	3-5 years
Office equipment	5 years
Furniture and fixtures	7 years

        Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the leasehold improvements.

Goodwill and Other Intangible Assets

        On January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests. As a result, the Company ceased amortization of goodwill effective January 1, 2002. Per the provisions of SFAS No. 142, the Company conducted an impairment test of goodwill at January 1, 2002 (transitional test), and on December 31, 2002 and December 31, 2003 (annual tests), using the discounted cash flow valuation method. Based on these analyses, the Company concluded there was no indication of goodwill impairment.

        Intangible assets consist of noncompete agreements. Approximately $7 in net book value of noncompete agreements was written off during 2003 in conjunction with the sale of the Los Angeles operations (see Notes 5 and 8). The remaining noncompete agreements were fully amortized as of December 31, 2003.

Deferred Financing Costs

        Costs incurred in connection with the establishment of the Company's credit facility were deferred and amortized as a component of interest expense over the term of the related debt using the straight-line method. All capitalized deferred financing costs were fully amortized as of December 31, 2003.

Long-Lived and Intangible Assets

        Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the related asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If the asset is determined to be impaired, the impairment recognized is measured by the amount by which the carrying value of the asset exceeds its fair value.

Fair Value of Financial Instruments

        The Company's financial instruments consist primarily of cash and cash equivalents, short-term and long-term debt, and redeemable preferred stock. The Company also held an interest rate swap agreement which expired in 2003. Due to the short maturities of cash and cash equivalents, carrying amounts approximate the respective fair values. The carrying amounts for short-term and long-term debt approximate fair value because the interest rates on these instruments are floating based on market rates.

Income Taxes

        Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Unearned Compensation

        The Company has agreements with certain key employee shareholders, which provide for initial cash payments and restricted stock grants on the agreement dates. Initial cash payments (or a portion thereof) are required to be repaid to the Company if a key employee is terminated prior to a four-year term or the term specified in the employee agreement.

        Shares issued under such agreements have been valued at $.10 to $.12 per share, the estimated fair market value on the date of grants as determined by management, in the absence of readily trading market values. The stock generally vests over a four-year period from the date of issuance but can vary per the terms of the individual employee agreement. As a result, for the years ended December 31, 2003 and 2002, the fair value of stock grants totaling $33 and $19, respectively, have been capitalized as unearned compensation and will be amortized to compensation expense over the respective term.

        Compensation expense resulting from amortization of cash payments and the fair value of stock grants was $1,936 and $5,564 for the years ended December 31, 2003 and 2002, respectively. The initial cash payments are fully amortized as of December 31, 2003.

Stock Options

        The Company accounts for stock options granted to employees and directors in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees. As such, employee and director compensation expense is recognized to the extent that the fair value of the Company's stock exceeds the stock option exercise price at the measurement date, which is the date both the exercise price and the number of options to be issued are known. The Company has issued stock options with exercise prices at or above fair value of the Company's stock at the date of grant, and as such, no compensation expense has been recognized for the years ended December 31, 2003 and 2002.

        The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. If the Company were to have adopted the accounting provisions of SFAS No. 123, it would have been required to record compensation expense based on the fair value of the issued stock options on the date of grant.

        Pro forma information regarding net income is required as if the Company had accounted for its stock options under the provisions of SFAS No. 123. The Company estimated the fair value of its stock options, as of the date of grant, using the Black-Scholes option-pricing model. The following assumptions were used for such estimates for options granted:

Dividend yield	None
Volatility	None (the Company's stock is not publicly traded)
Risk-free interest rate	4.90%
Weighted-average expected life of options	5 years

        Had the provisions of SFAS No. 123 been adopted, the net loss would have increased from that reported by $3 and $9 (net of tax benefit of $2 and $6) for the years ended December 31, 2003 and 2002, respectively.

New Accounting Pronouncements

        In July 2002, the Financial Accounting Standards Board issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146). This standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of the commitment to an exit or disposal plan. As described further in Note 10, the Company has applied the provisions of SFAS 146 to its 2003 restructuring plan.

        In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS 150). This standard requires companies to classify certain financial instruments as liabilities, including mandatorily redeemable shares that embody an unconditional obligation requiring the issuer to redeem the shares by transferring assets at a specified or determinable date (or dates) or upon an event that is certain to occur. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 and related guidance for the first fiscal period beginning after December 31, 2004, for mandatorily redeemable preferred stock that is redeemable on a fixed date at a fixed principal amount. As described further in Note 15, the holders of the Company's Class A preferred stock are entitled to redeem their outstanding shares in any case no later than December 31, 2005. Adoption of SFAS 150 beginning in 2005 will result in related dividends and accretion recorded as interest expense.

Concentrations of Credit Risk

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company believes it is not exposed to significant credit risk with regard to cash and cash equivalents. Concentration of credit risk with respect to trade receivables is limited due to the number of customers constituting the Company's customer base and their dispersion across different geographic areas. In addition, retainers may be required from customers based on credit evaluations of the customer's financial condition. The Company generally does not require collateral or other security in extending credit to customers.

        The Company had one client who accounted for 11% of consolidated revenues for the year ended December 31, 2003. There were no customers who accounted for revenues in excess of 10% of consolidated revenues for the year ended December 31, 2002.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and assumptions.

Reclassifications

        Certain amounts in the prior periods' consolidated financial statements presented have been reclassified to conform to the current year's presentation.

5. Loss on sale of Atlanta and Los Angeles Assets

        On June 2, 2003, the Company sold the majority of its assets and liabilities related to its Atlanta operations and received a note receivable of $2,300 due June 2, 2005. Additionally, the Company realized an additional $176 of proceeds for deferred rent and accrued vacation liabilities assumed by the buyer and the forfeiture of 654,750 shares of common stock. Due to the uncertainty of collection on the note receivable, the Company has established a full valuation allowance against the note. In connection with the sale, the Company recorded a loss of $645.

        On October 31, 2003, the Company closed its Los Angeles office and sold certain intangibles and fixed assets. The Company received $201 in proceeds on the sale of these assets and wrote off $3,462 of related goodwill and intangibles. In connection with the sale, the Company recorded a loss of $3,338.

        Details of the recorded losses are as follows:

	Atlanta	Los Angeles
Sales price	$2,476	$201
Tangible assets sold or written off, net	(769)	(77)
Reserve on note receivable	(2,300)	—
Intangibles written off, net	—	(3,462)
Other	(52)	—

Loss on sale	$(645)	$(3,338)

6. Property and Equipment

        Property and equipment and applicable accumulated depreciation and amortization consisted of the following at December 31:

	2003	2002
Computers and equipment	$2,818	$3,093
Leasehold improvements	662	1,071
Furniture and fixtures	855	1,481

	4,335	5,645
Less: Accumulated depreciation	(3,259)	(3,890)

	$1,076	$1,755

7. Goodwill

        Goodwill, net of accumulated amortization, consisted of the following at December 31:

	2003	2002
IPC	$8,580	$8,580
TDRC (Boston)	530	414
Micronomics	—	3,393

	$9,110	$12,387

        In accordance with SFAS No. 142, the Company ceased amortization of goodwill effective January 1, 2002. In connection with the closing of the Los Angeles office and the sale of certain assets, the Company wrote off net goodwill of $3,393 (see Note 5). The Company also recorded an adjustment of $116 to the TDRC (Boston) goodwill in accordance with an earn-out provision. Of this amount, $63 has been accrued as of December 31, 2003.

8. Other Intangible Assets

        Other intangible assets consisted of the following at December 31:

	2003	2002
Backlog	$4,990	$4,990
Noncompete agreements	2,614	3,352

	7,604	8,342
Less: Accumulated amortization	(7,604)	(7,820)

	$—	$522

        In connection with the closing of the Los Angeles office and the sale of certain assets, the Company wrote off noncompete agreements of $738 and related accumulated amortization of $669 during 2003 (see Note 5).

9. Accrued Liabilities

        Accrued liabilities are summarized as follows:

	December 31
	2003	2002
Compensation and benefits	$7,916	$5,589
Restructuring	660	1,039
Management fee	960	810
Deferred revenue	492	976
Other	1,195	1,676

	$11,223	$10,090

Accrued Bonuses

        Included in compensation and benefits is an accrual for bonus payments. In December 2003, the Company established its 2002 managing director ("MD") compensation program. Under the compensation program, the Company determined bonuses of $5,683 (the "2002 bonus"). Of the 2002 bonus, $3,404 was guaranteed and, therefore, accrued at December 31, 2002. The guaranteed bonus was paid in the first quarter of 2003. The remaining 2002 bonus (the "retention bonus") of $2,279 was not guaranteed and was contingent on the Company's ability to improve its financial performance during 2003.

        As such, the retention bonus was not accrued at December 31, 2002. Based on the performance of the Company in 2003, the retention bonus was paid and expensed in 2003.

        For the year ended December 31, 2003, the Company determined MD bonuses under the compensation program of $8,000 based upon 2003 performance to be paid in four installments in 2004 (the "2003 bonus"). The 2003 bonus requires the employee to be employed by the Company at the time of each of the scheduled installment payments in order to receive such bonus installment. The Company is recognizing, on a pro rata basis, bonus expense for the period from January 1, 2003, through the date of payment for each of the four installments. The Company has recognized $6,051 of the MD 2003 bonus expense in 2003, and the remaining $1,949 will be expensed in 2004.

Restructuring

        In October 2003, the Company's Board of Directors authorized the closing of the Los Angeles office. The Company recorded a $420 restructuring charge in 2003 related to this activity. This amount primarily consists of reserves for severance costs related to the work force reduction of 14 employees, both professional and administrative. The charge also included rent payment obligations related to the Los Angeles lease which expired in December 2003. During 2003, $291 was charged against this reserve.

        In October 2002, the Company's Board of Directors authorized the restructuring and consolidation of certain operations in California, including the closing of the San Francisco office and consolidating its operations with the Silicon Valley office. In December 2002, the Company determined that additional restructuring efforts would be implemented at certain other InteCap offices, including Los

Angeles, Charlotte, and London. The Company recorded a $914 restructuring charge in 2002 related to these activities. During 2003 and 2002, $382 and $124 were charged against this reserve, respectively. A rollforward of the restructuring reserve is summarized as follows:

January 1, 2002	$678
Provision	914
Charges	(553)

December 31, 2002	1,039
Provision	420
Charges	(799)

December 31, 2003	$660

10. Notes Payable and Long-Term Debt

        Long-term debt consisted of the following at December 31:

	2003	2002
Harris note payable	$12,576	$12,755
Antares credit agreement	19,236	22,518

	31,812	35,273
Less: Current maturities	31,812	35,273

	$—	$—

        The Company has a $13,000 demand line of credit ("Line of Credit") with Harris Bank. Outstanding borrowings under this Line of Credit are guaranteed by the Company's majority stockholder and bear interest at the bank's prime commercial rate, which was 4.00% at December 31, 2003. The facility includes a standby letter of credit up to $500, as long as the total outstanding balance plus any issued letters of credit do not exceed $13,000. At December 31, 2003 and 2002, $424 and $66 were outstanding on the letter of credit, respectively. The Company's available borrowings under the facility were $0 and $179 at December 31, 2003 and 2002, respectively.

        The Company has a credit agreement ("Credit Agreement") with Antares Capital Corporation (Antares) that provides for borrowings of up to $25,000. Borrowings under the Credit Agreement are secured by substantially all assets of the Company and bear interest at Prime plus 2.00%. Prior to the 3rdAmendment dated December 10, 2003, the borrowings bore interest at LIBOR plus 3.50%, or Prime plus 2.00%, whichever was lower. These rates ranged from 4.59% to 6.00% and 4.90% to 5.26% at December 31, 2003 and 2002, respectively.

        The Credit Agreement also required that the Company enter into an interest rate swap to hedge 50% of the borrowing capacity available. The Company had an interest rate swap agreement with a notional amount of $17,500, which was closed in 2003. The Company recorded a loss on the interest rate swap of $97 for the year ended December 31, 2002, due to a decrease in the fair value of the hedge. No gains or losses were incurred in 2003 for the change in fair value or close out of the hedge.

        Total interest expense was $1,969 and $2,285 for the years ended December 31, 2003 and 2002, respectively.

        All of the Company's debt is scheduled to mature in 2004. The Company amended the Credit Facility on December 10, 2003, to extend the facility to February 28, 2004, and entered into another amendment on February 28, 2004, to extend the facility to May 30, 2004.

11. Commitments and Contingencies

Lease Commitments

        The Company leases certain office space and equipment under noncancelable operating leases. The leases for certain office space contain provisions whereby the future rental payments may be adjusted for increases in maintenance, insurance, and taxes above specified amounts. Minimum future payments required under these leases at December 31, 2003, are as follows:

2004	$1,755
2005	1,153
2006	750
2007	556
2008 and thereafter	280

4,494
Sublease payments	(322)

$4,172

        Rent expense was $1,884 and $2,745 for the years ended December 31, 2003 and 2002, respectively.

12. Income Taxes

        The Company's provision (benefit) for income taxes at December 31 was as follows:

	2003	2002
Loss before taxes:
United States	$(475)	$(1,833)
Foreign	(71)	(495)

Total loss before income taxes	$(546)	$(2,328)

Income tax expense (benefit)
Federal	$59	$—
State and local	182	40
Foreign	—	(48)

	$241	$(8)

        The difference between the Company's income tax expense and income taxes as determined by the federal statutory rate are due to state income tax expense in certain states as well as federal alternative minimum taxes.

        Significant components of the Company's deferred tax assets and liabilities at December 31 are as follows:

	2003	2002
Deferred tax assets:
Net operating loss carryforwards	$2,867	$4,196
AMT credit carryforward	59	—
Allowance for doubtful accounts	920	930
Intangible assets	5,413	4,719
Fixed assets	357	361
Restructuring reserve	309	308
Accrued bonuses	777	—
Accrued vacation	292	342

Gross deferred tax assets	10,994	10,856
Valuation allowance	(10,854)	(10,029)

Deferred tax assets, net of valuation allowance	140	827
Deferred tax liabilities:
Prepaid expenses	(129)	(102)
Deferred compensation	(11)	(725)

Deferred tax liabilities, net of deferred tax assets	$—	$—

        At December 31, 2003, the Company has available loss carryforwards of approximately $7,351 for federal income tax purposes which expire beginning 2014.

13. Retirement Plans

        The Company maintains qualified defined-contribution retirement plans under Section 401(k) of the Internal Revenue Code. Contributions to the plans by the Company are generally at the Company's discretion. Company contributions to the plans were $529 and $550 for the years ended December 31, 2003 and 2002, respectively.

14. Related Party Transactions

        GTCR Golder, Rauner, L.L.C. ("GTCR"), an affiliate of the majority stockholder of the Company, signed an Amended and Restated Professional Services Agreement dated June 10, 1999, whereby the Company must pay GTCR 1% of all financing arranged for the Company by GTCR, other than financing directly by GTCR, financing by any member of senior management, or the original loan from Harris Bank (see Note 9). The Company is also required to pay management fees of $150 per year under this Agreement. No payments were made in 2003 and 2002.

15. Stockholder's Equity

Preferred Stock

        The Company is authorized to issue up to 60,000 shares of Class A preferred stock, par value $.01 per share. The Class A preferred stock does not have voting rights. The Class A preferred stockholders are entitled to a liquidation preference over the holders of Class A common stock and Class B common stock equal to the liquidation value of such preferred stock, plus accrued and unpaid dividends.

        Dividends on each share of Class A preferred stock accrue whether or not they have been declared and whether or not there are profits, surplus, or other funds of the Corporation legally available for the payment of dividends. The dividends are cumulative at the rate of 5% per annum based upon the redemption value thereof, plus all accrued and unpaid dividends. Since this rate is below the market rate at the dates of issuance, additional value has been placed on the common shares issued in conjunction with the preferred shares. The difference between the market rate on cumulative dividends and the 5% rate is reflected in the redemption value of the preferred stock. The difference between the book value and the redemption value is allocated to the common shareholders and will be accreted to the preferred stockholders based upon the interest method through the date of redemption in December 2005. The Class A preferred shares restrict the Company from paying dividends or making other distributions on Class A common stock or Class B common stock while shares of Class A preferred stock remain outstanding. Current book value includes $5,999 of cumulative dividends and $6,384 of accretion.

        In the event of certain changes in ownership of 50% or more of the voting power of the Company, and in any case no later than December 31, 2005, the holders of Class A preferred stock are entitled to have their outstanding shares redeemed at $1,000 per share, plus any accrued but unpaid dividends at such date. The Company may at any time, at its option, redeem the Class A preferred stock at the redemption price noted above.

Common Stock

        The Company is authorized to issue up to 40,000,000 shares of Class A common stock, par value $.01 per share, and 1 share of Class B common stock, par value $.01 per share. The holders of Class A common stock and Class B common stock are entitled to vote the number of common shares held. The Class A common shareholders are entitled to elect up to seven Directors. The Class B common shareholder is entitled to elect up to two Directors. The Class B common share is convertible into an equal number of Class A common shares.

Stock Options

        Effective April 1, 2000, the Company established the 2000 Stock Option Plan (the "Option Plan"). The Option Plan reserves for issuance an aggregate of 750,000 shares of Class A common stock of the Company. Stock options granted under the Option Plan vest over a four-year term and expire on the tenth anniversary of the date of issuance.

        A summary of the status of the Company's option plan are presented below:

	Options	Exercise Price Range
Balance at January 1, 2002	287,118	$0.20
Options forfeited	(44,783)	0.20

Balance at December 31, 2002	242,335	0.20
Options exercised	(650)	0.20
Options forfeited	(60,775)	0.20

Balance at December 31, 2003	180,910	$0.20

        Of the options outstanding, 98,518 and 74,521 options were exercisable at December 31, 2002 and 2001, respectively.

16. Subsequent Event

        On March 18, 2004, it was announced that the Company was to be sold to Charles River Associates. The sales price of the Company is anticipated to be $81.7 million, subject to purchase price adjustments. The sale is expected to close in the second quarter of 2004 pending approval of the Company's Board and federal regulators.

QuickLinks

  Exhibit 99.1